                                                                    EXHIBIT 4(e)


THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR
(C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO UNITED STATES SURGICAL CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144, IF APPLICABLE, UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY IN CERTIFICATED FORM WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE OF THIS CERTIFICATE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                   DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
                  EACH REPRESENTING ONE-FIFTIETH OF A SHARE OF
                     SERIES A CONVERTIBLE PREFERRED STOCK,
                           PAR VALUE $5 PER SHARE OF
                                                     -------------------------
                                                         DEPOSITARY SHARES

                       UNITED STATES SURGICAL CORPORATION
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

DR
                                                               CUSIP 912707 20 5

   FIRST CHICAGO TRUST COMPANY OF NEW YORK, as Depositary (the "Depositary"), hereby certifies that



   is the registered owner of                               DEPOSITARY SHARES

(the "Depositary Shares"), each Depositary Share representing one-fiftieth of a share of Series A Convertible Preferred Stock, par value $5 per share (the "Series A Preferred Stock"), of United States Surgical Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Series A Preferred Stock and held by the Depositary under the Deposit Agreement (as defined below). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Series A Preferred Stock represented thereby, including the dividend, voting, conversion, liquidation and other rights contained in the Certificate of Designations of the Series A Convertible Preferred Stock, par value $5 per share, establishing the rights, preferences, privileges and limitations of the Series A Preferred Stock (the "Certificate of Designations"), copies of which are on file at the office of the Depositary at which at any particular time its business in respect of matters governed by the Deposit Agreement shall be administered, which at the time of the execution of the Deposit Agreement is located at the corporate office of the Depositary at which at any time its depositary receipt business shall be administered (the "Corporate Office").
   THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE DESCRIPTION SET FORTH IN THIS RECEIPT, WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT. UNLESS EXPRESSLY SET FORTH IN THE DEPOSIT AGREEMENT, THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY UNDER THE DEPOSIT AGREEMENT OR OF THE DEPOSITARY SHARES OR RECEIPTS (EXCEPT FOR ITS COUNTERSIGNATURES THEREON), AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE RECEIPTS IN AND TO THE DEPOSITARY SHARES.
   The Company will furnish to any holder of a Receipt, without charge, upon request addressed to its executive office or the office of its transfer agent, a statement or summary of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of capital stock of the Company, and of each series of preferred stock of the Company authorized to be issued, so far as the same may have been fixed, and of the qualifications, limitations or restrictions of such preferences and/or rights.
   This Depositary Receipt (the "Receipt") is continued on the reverse hereof and the additional provisions therein set forth for all purposes have the same effect as if set forth at this place.
   This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed manually by the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile of the Depositary, by the signature of a duly authorized officer and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized officer.


Dated:
                                                    FIRST CHICAGO TRUST COMPANY
                                                           OF NEW YORK
                                                      Depositary and Registrar
                                                    By:

                                                        [SIGNATURE]

                                                    Authorized Officer

                       UNITED STATES SURGICAL CORPORATION

   1. THE DEPOSIT AGREEMENT. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of March 28, 1994 (the "Deposit Agreement") among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Corporate Office and at the office of any Agent of the Depositary) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.
   2. DEFINITIONS. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.
   3. REDEMPTION OF SERIES A PREFERRED STOCK. Whenever the Company shall elect to redeem shares of Series A Preferred Stock for shares of its Common Stock, par value $.10 per share ("Common Stock"), in accordance with the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary the notice required by the Deposit Agreement. The Depositary shall mail, first class postage prepaid, notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Series A Preferred Stock to be redeemed, not less than 15 and not more than 60 days prior to the date fixed for redemption of such Series A Preferred Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the DECS Call Price (as defined in the Certificate of Designations); (iv) the number of shares of Common Stock deliverable upon redemption of each share of Series A Preferred Stock to be redeemed, and the Current Market Price (as defined in the Certificate of Designations) used to calculate such number of shares of Common Stock; (v) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (vi) that dividends in respect of the shares of Series A Preferred Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. Notices shall be mailed and published by the Company pursuant to Section 3 of the Certificate of Designations. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be) or by any other equitable method determined by the Depositary to be consistent with the method determined by the Board of Directors of the Company with respect to the Series A Preferred Stock.
   Notice having been mailed and published as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Series A Preferred Stock to be redeemed by it, as set forth in the Company's notice provided for above), the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock upon redemption and cash for any fractional share amount) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, as the Depositary shall so require), such Depositary Shares shall be redeemed for shares of Common Stock and cash for any fractional share amount at a rate per Depositary Share equal to one-fiftieth of the number of shares of Common Stock (including fractional amounts) delivered upon redemption of a share of Series A Preferred Stock pursuant to the Certificate of Designations.
   If fewer than all the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with shares of Common Stock for the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.
   4. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SERIES A PREFERRED STOCK. Upon surrender of this Receipt to the Depositary at the Corporate Office or such other offices as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery of, to or upon the order of such holder, any or all of the Series A Preferred Stock (but only in whole shares of Series A Preferred Stock) and any or all money and other property, if any, at the time represented by the Depositary Shares evidenced by this Receipt; provided, however, that, in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the whole number of shares of Series A Preferred Stock to be withdrawn, the Depositary shall, in addition to such whole number of shares of Series A Preferred Stock and such money and other property, if any, to be withdrawn, deliver, to or upon the order of such holder, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares.
   5. OPTIONAL CONVERSION OF SERIES A PREFERRED STOCK INTO COMMON STOCK. Subject to the terms and conditions of the Deposit Agreement and the Certificate of Designations, this Receipt may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole shares of Series A Preferred Stock represented by whole Depositary Shares evidenced hereby into whole shares of Common Stock and cash for any fractional share amount at the conversion price then in effect for the Series A Preferred Stock pursuant to the Certificate of Designations as such conversion price may be adjusted by the Company from time to time as provided in the Certificate of Designations. Subject to the terms and conditions of the Deposit Agreement and the Certificate of Designations, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Series A Preferred Stock may surrender such Receipt or Receipts at the Depositary's Office or at such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of whole shares of underlying Series A Preferred Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in cash in lieu of such fractional share of Common Stock otherwise issuable. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Depositary Shares represented by the Receipts so delivered.
   If Series A Preferred Stock shall be called by the Company for redemption, the Depositary Shares representing such Series A Preferred Stock may be converted into Common Stock as provided in the Deposit Agreement until, but not after, the close of business on the Redemption Date unless the Company shall fail to deposit with the Depositary the shares of Common Stock and cash for any fractional share amounts required to redeem the Series A Preferred Stock, in which case the Depositary Shares representing such Series A Preferred Stock may continue to be converted into Common Stock until, but not after, the close of business on the date on which the Company deposits with the Depositary such shares of Common Stock and cash for any fractional share amounts as are required by the Certificate of Designations to make full payment of the amounts payable upon such redemption. Upon receipt by the Depositary of a Receipt or Receipts, together with a properly completed and executed notice of conversion, representing any Series A Preferred Stock called for redemption, the shares of Series A Preferred Stock held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion as of immediately prior to the close of business on the date of such receipt by the Depositary.

   6. MANDATORY CONVERSION OF SERIES A PREFERRED STOCK INTO COMMON STOCK. The following provisions shall apply to any Series A Preferred Stock on deposit with the Depositary as to which the Company has not exercised its right to redeem and the record holder has not exercised its right of optional conversion on the date fixed for mandatory conversion of such Series A Preferred Stock and Depositary Shares (the "Mandatory Conversion Date"):
   On the Mandatory Conversion Date, all then outstanding shares of Series A Preferred Stock shall mandatorily convert into shares of Common Stock, cash for any fractional share amounts and the right to receive amounts in cash equal to all accrued and unpaid dividends on such shares of Series A Preferred Stock to the Mandatory Conversion Date (other than previously declared dividends payable to a holder of record as of a prior date), all as provided in and subject to paragraph 3 of the Certificate of Designations.
   From and after the Mandatory Conversion Date, the Depositary Shares representing the shares of Series A Preferred Stock mandatorily converted shall be deemed no longer to be outstanding and all rights of the record holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock, any cash for accrued and unpaid dividends (other than previously declared dividends payable to a holder of record as of a prior date) and any fractional share amount deliverable or payable upon mandatory conversion or in connection therewith) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender, in accordance with said notice, of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, as the Depositary shall so require), such Depositary Shares shall be exchanged for shares of Common Stock and cash for any fractional share amount (and the right to receive cash for any accrued and unpaid dividends payable in connection therewith) at a rate per Depositary Share equal to one-fiftieth of the number (including fractional amounts) of shares of Common Stock (and one-fiftieth of the right to receive cash for any accrued and unpaid dividends) exchanged for each share of Series A Preferred Stock pursuant to the Certificate of Designations. The foregoing shall be subject further to the terms and conditions of the Certificate of Designations and the Deposit Agreement.
   On or prior to the Mandatory Conversion Date, the Company shall deposit with the Depositary certificates for the shares of Common Stock and the cash for any fractional share amounts into which the shares of Series A Preferred Stock held by the Depositary shall mandatorily convert on the Mandatory Conversion Date, plus, subject to the Certificate of Designations, an amount in cash equal to all accrued and unpaid dividends on such shares of Series A Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to the Mandatory Conversion Date. Using such shares of Common Stock and cash, the Depositary shall deliver certificates for the appropriate number of shares of Common Stock and the appropriate amount of cash, without interest, to record holders who properly deliver their Receipts to the Depositary.
   7. TRANSFERS, SPLIT-UPS, COMBINATIONS. Subject to Paragraphs 8, 9 and 10 below, this Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary at the Corporate Office or such other offices as the Depositary may designate, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, or other instrument satisfactory to the Depositary, and upon such transfer the Depositary shall issue a Receipt to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not execute and deliver any Receipt evidencing a fractional Depositary Share.
   8. CONDITIONS TO SIGNING AND DELIVERY, TRANSFER, ETC., OF RECEIPTS. Prior to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Series A Preferred Stock being deposited or withdrawn or with respect to Common Stock or other securities or property of the Company being issued upon conversion or redemption); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the Deposit Agreement. Any person presenting Series A Preferred Stock for deposit, or any holder of this Receipt, may be required to file such proof of information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption, conversion or exchange of any Receipt, the withdrawal of the Series A Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by this Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.
   9. SUSPENSION OF DELIVERY, TRANSFER, ETC. The deposit of Series A Preferred Stock may be refused, the delivery of this Receipt against Series A Preferred Stock may be suspended, and the transfer, split-up, combination, surrender or exchange of this Receipt may be suspended (i) during any period when the register of holders of Receipts is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or (iii) with the approval of the Company, for any other reason. Except with respect to a conversion of Depositary Shares which may occur pursuant to paragraph 3 of the Certificate of Designations, the Depositary shall not be required (a) to execute and deliver, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Series A Preferred Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption, in whole or in part, except as provided in the second to last paragraph of Paragraph 3 above.
   10. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, the Depositary Shares evidenced by this Receipt, the Series A Preferred Stock (or any fractional interest therein) represented by such Depositary Shares or any transaction referred to in Section 4.6 of the Deposit Agreement, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder hereof. Until such payment is made, transfer, redemption, conversion or exchange of this Receipt or any withdrawal of the Series A Preferred Stock or money and other property, if any, represented by the Depositary Shares evidenced by this Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Series A Preferred Stock or other property represented by the Depositary Shares evidenced by this Receipt may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency. The Depositary shall act as the withholding agent for any payments, distributions, and exchanges made with respect to the Depositary Shares and Receipts, and the Preferred Stock, Common Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such holder at the Company's expense.

   11. AMENDMENT. The form of the Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose any fees, taxes or charges payable by holders of Receipts (other than taxes and other governmental charges, fees and other expenses provided for herein or in the Deposit Agreement), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. The holder of this Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Paragraphs 3, 4, 5, 6, 7, 8, 9 and 10 hereof and of Sections 2.3, 2.4, 2.6, 2.7, 2.10 and 2.11 and Article III of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the Series A Preferred Stock and all money and other property, if any, represented hereby, or to cause the conversion of the underlying Series A Preferred Stock into Common Stock and cash for any fractional share amount, except in order to comply with mandatory provisions of applicable law.
   12. FEES, CHARGES AND EXPENSES. The Company will pay all fees, charges and expenses of the Depositary, except for taxes (including transfer taxes, if any) and other governmental charges and such charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Series A Preferred Stock, holders of Receipts or other persons.
   13. TITLE TO RECEIPTS. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby) when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in
Section 2.04 of the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.
   14. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary receives any cash dividend or other cash distribution on the Series A Preferred Stock, the Depositary will, subject to the provisions of the Deposit Agreement, distribute such portions of such sum to record holders of Receipts as are, as nearly as practicable, proportionate to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Series A Preferred Stock an amount on account of taxes or as otherwise required by law, regulation or court order, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be rounded to the next highest whole cent and, upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution.
   15. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names Series A Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct.

   16. NOTICE OF DIVIDENDS, FIXING OF RECORD DATE. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Series A Preferred Stock, or the Depositary shall receive notice of (i) any meeting at which holders of Series A Preferred Stock are entitled to vote or of which holders of Series A Preferred Stock are entitled to notice or (ii) any election on the part of the Company to call for redemption of any shares of Series A Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Series A Preferred Stock) for the determination of the holders of Receipts (i) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or (ii) whose Depositary Shares are to be so redeemed.
   17. VOTING RIGHTS. Upon issuance of notice of any meeting at which the holders of Series A Preferred Stock are entitled to vote, the Company shall direct the Depositary, as soon as practicable thereafter, to mail to the record holders of Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in Paragraph 16 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designations, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series A Preferred Stock represented by their respective Depositary Shares, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted an amount of Series A Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company has agreed to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series A Preferred Stock or cause such Series A Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Series A Preferred Stock represented by the Depositary Shares evidenced by such Receipt. After aggregating all voting Depositary Shares, the Depositary will disregard for voting purposes any fractional share of Series A Preferred Stock remaining.
   18. REPORTS, INSPECTION OF TRANSFER BOOKS. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Series A Preferred Stock and made generally available to the holders of Series A Preferred Stock by the Company. The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books during normal business hours will be open for inspection by the record holders of Receipts as provided by applicable law.
   19. LIABILITY OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation of any governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designations or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.
   20. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS AND THE COMPANY. Neither the Depositary, the Registrar, any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability hereunder or under the Deposit Agreement to holders of Receipts other than for their negligence (including the failure to comply with customary trade practice) or willful misconduct and each of them agrees to use good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.
   Neither the Depositary, the Registrar, any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Series A Preferred Stock, Depositary Shares, Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.
   Neither the Depositary, the Registrar, any Depositary's Agent nor the Company will be liable for any action or failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Series A Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.

   21. TERMINATION OF DEPOSIT AGREEMENT. Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement, provided, that notice of such termination has been given by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.7 and 5.8 of the Deposit Agreement.
   If any Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.
   22. GOVERNING LAW. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

                              NOTICE OF CONVERSION

   The undersigned holder of this Receipt for Depositary Shares hereby irrevocably exercises the option to convert that number of whole shares of
Series A Convertible Preferred Stock of the Company represented by [         ]
Depositary Shares into shares of Common Stock of the Company and cash for any fractional share amount in accordance with the terms of and subject to the conditions of the Series A Preferred Stock, including the Certificate of Designations in respect thereof, and the Deposit Agreement, and directs the Depositary to instruct the Company that the shares of Common Stock deliverable upon such conversion be registered in the name of, and delivered together with a check in payment for any fractional shares of Common Stock to, the undersigned unless a different name has been indicated below. If the shares of Common Stock are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer and similar taxes payable with respect thereto. If the number of whole shares of Series A Preferred Stock represented by the number of Depositary Shares set forth above is less than the number of shares of Series A Preferred Stock on deposit in respect of this Receipt, the undersigned directs that the Depositary execute and deliver to the undersigned, unless a different name is indicated below, a new Receipt evidencing Depositary Shares for the balance of such Series A Preferred Stock not to be converted.

Dated: _________________________________________________________________________

       Signature: ______________________________________________________________
       NOTE: The signature on this notice of conversion must correspond with the name as written upon the face of this Receipt in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or participant in a signature guarantee program acceptable to the Depositary.

Name: __________________________________________________________________________

Address: _______________________________________________________________________
                (Please print names and address of Registered Holder)

Name: __________________________________________________________________________

Address: _______________________________________________________________________
            (Please indicate other delivery instructions, if applicable)

   In connection with any transfer of any of the Depositary Shares evidenced by this Receipt (or any issuance of shares of Common Stock upon conversion or redemption of the Series A Preferred Stock represented by such Depositary Shares) occurring prior to the third anniversary of the date of original issuance of this Receipt, unless and until a registration statement is effective with respect to the Depositary Shares, Series A Preferred Stock, or Common Stock, as the case may be, the undersigned states that such Depositary Shares (or such shares of Common Stock, as the case may be) are being transferred:

 / / inside the United States to a qualified institutional buyer pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
 / / outside the United States pursuant to and in compliance with Rule 904 under the Securities Act of 1933, as amended;
     or
 / / to an institutional accredited investor pursuant to and in compliance with the Securities Act of 1933, as amended;
     or
 / / pursuant to and in compliance with Rule 144 under the Securities Act of
     1933, as amended (if available).
   Unless one of the boxes above is checked, unless and until a registration statement is effective with respect to the Depositary Shares, Series A Preferred Stock, or Common Stock, as the case may be, the Depositary will refuse to register any of the Depositary Shares evidenced by this Receipt (or such shares of Common Stock, as the case may be) in the name of any person other than the registered holder hereof; provided, however, that the Depositary will, in its sole discretion, register the transfer of such Depositary Shares or Common Stock, as the case may be, if it has received such certifications, legal opinions and/or other information as it has reasonably requested stating that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.
   In addition, if the transferee is an institutional accredited investor, the holder must furnish to the Depositary (i) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the security evidenced hereby, and (ii) such other certifications, legal opinions or other information as it may reasonably require stating that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Dated: ----------------------------------------------------------------------
Signature Guarantee:

Signature: ------------------------------------------------------------------
NOTE: The signature to this Agreement must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement, or any change whatsoever.

                                ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

  PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
- ------------------------------------

- --------------------------------------------------------------------------------
           (Print or type assignee's name, address and zip code)

- --------------------------------------------------------------------------------
the within Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints

- -----------------------------------------------------------------  his attorney, to transfer the same on the books of the within-named Depositary, with full power of substitution in the premises.


Dated: ------------------------------------------------------------------------

Signature: --------------------------------------------------------------------
NOTE: The signature on this assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or participant in a signature guarantee program acceptable to the Depositary.